UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Insituform Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

Water Asset Management LLC

Water Investment Advisors (Cayman), Ltd.

TRF Master Fund (Cayman) LP

Matthew J. Diserio

Disque D. Deane Jr.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPIES

INSITUFORM TECHNOLOGIES, INC.

MEETING OF STOCKHOLDERS

TO BE HELD                              , 2008

PROXY STATEMENT OF WATER ASSET MANAGEMENT LLC, WATER INVESTMENT ADVISORS

(CAYMAN), LTD., TRF MASTER FUND (CAYMAN) LP, MATTHEW J. DISERIO AND DISQUE D. DEANE JR.

                        April     , 2008

To Our Fellow Insituform Stockholders:

We are furnishing this Proxy Statement to holders of the common stock, par value $0.01 per share (“Common Stock”), of Insituform Technologies, Inc., a Delaware corporation (the “Company”), in connection with our solicitation of proxies for use at the 2008 Annual Meeting of Stockholders of the Company and at any and all adjournments or postponements thereof (the “Annual Meeting”). The Company has stated that the Annual Meeting will be held at                     , on                     , 2008, at                          local time, and the board of directors of the Company (the “Board of Directors” or “Board”) has fixed April 9, 2008, as the record date (the “Record Date”) for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. This Proxy Statement is first being sent or given to stockholders on or about April __, 2008.

This solicitation is being conducted by Water Asset Management LLC (“Water Asset Management”), Water Investment Advisors (Cayman), Ltd. (“Water Investment Advisors”), TRF Master Fund (Cayman) LP (the “Stockholder”), Matthew J. Diserio (“Mr. Diserio”) and Disque D. Deane Jr. (“Mr. Deane” and, together with Mr. Diserio, the “Managers” and, the Managers, together with Water Asset Management, Water Investment Advisors and the Stockholder, the “Soliciting Persons”). The Soliciting Persons beneficially own approximately 5.3% of the Common Stock outstanding. As more fully discussed below, we are soliciting proxies to be used at the Annual Meeting for the following actions:

(1)	To adopt a resolution (the “Board Size Proposal”) amending the Company’s Amended and Restated By-Laws (the “By-laws”) to fix the number of directors at six;

(2)	To elect Senator Alfonse M. D’Amato, Mr. Deane, Mr. Diserio, Mr. Richard Onses and Mr. Nickolas W. Vande Steeg (the “Stockholder Nominees”) to the Board of Directors;

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2008; and

(4)	To transact such other business as may come before the Annual Meeting.

We urge you to vote in favor of the Board Size Proposal and the election of the Stockholder Nominees. As discussed below, we believe that the incumbent Board has done a poor job managing the Company. If elected, the Stockholder Nominees would constitute a majority of the Board and would promptly undertake an exploration of the strategic alternatives available to maximize value for the Company’s stockholders. The Stockholder Nominees see great promise in the Company’s prospects and, if elected, also intend to explore independent turnaround strategies that would result in the Company’s remaining independent and publicly traded, as well as the possibility of a sale of the Company and other alternatives. In the meantime, pending the outcome of this strategic alternatives process, the Stockholder Nominees intend to put the search for a new chief executive officer on hold.

We urge you to sign and date the BLUE proxy card supplied by the Soliciting Persons and return it in the enclosed postage-page envelope whether or not you plan to attend the meeting in order to vote:

(1)	FOR the adoption of the Board Size Proposal,

(2)	FOR the election of the Stockholder Nominees, and

(3)	FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2008.

If your shares are held in the name of a brokerage firm, bank or nominee, only that entity can vote such shares and then only upon receipt of your specific instruction. Accordingly, we urge you to contact the person responsible for your account and instruct that person to execute the BLUE proxy card on your behalf.

YOUR VOTE IS IMPORTANT. If you agree with the reasons for the Soliciting Persons’ solicitation set forth in this Proxy Statement and believe that adoption of the Board Size Proposal and the election of the Stockholder Nominees to the Board of Directors can make a difference, please vote for the Board Size Proposal and the election of the Stockholder Nominees, no matter how many or how few shares you own.

THE SOLICITING PERSONS URGE YOU NOT TO SIGN THE WHITE PROXY CARD THAT IS SENT TO YOU BY THE COMPANY, EVEN AS A FORM OF PROTEST. By executing the BLUE proxy card, you will authorize us to vote FOR the adoption of the Board Size Proposal and FOR the election of the Stockholder Nominees. If you have already signed a proxy card sent to you by the Company, you may revoke that proxy at any time prior to the time a vote is taken by (i) submitting a duly executed proxy bearing a later date to the Secretary of the Company, (ii) filing with the Secretary of the Company a later dated written revocation or (iii) attending and voting at the Stockholder Meeting in person.

Thank you for your support,

On behalf of the Soliciting Persons,

Sincerely,

Matthew J. Diserio                     Disque D. Deane Jr.

IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN VOTING THE BLUE PROXY CARD

OR NEED ADDITIONAL COPIES OF OUR PROXY MATERIALS, PLEASE CALL:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2855

Email: proxy@mackenziepartners.com

GENERAL

We are seeking your proxy in favor of an amendment to the Company’s Amended and Restated By-laws and for the election to the Board of Directors of our five Stockholder Nominees – Senator Alfonse M. D’Amato, Mr. Disque D. Deane Jr., Mr. Matthew J. Diserio, Mr. Richard Onses and Mr. Nickolas W. Vande Steeg. Unless otherwise indicated thereon, we will use the authority granted to us by the BLUE proxy card to vote FOR the adoption of the Board Size Proposal, FOR the election of the Stockholder Nominees as directors and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2008.

For information concerning voting procedures at the Annual Meeting, see “Voting and Proxy Procedures.”

BACKGROUND OF THIS SOLICITATION

In early December 2007, the Managers met with Mr. Alfred L. Woods, Chairman of the Board and Interim Chief Executive Officer of the Company, to better understand the Company’s latest plan to reverse its admittedly poor performance. Unfortunately, that meeting heightened rather than allayed the Managers’ concerns. As a result of that meeting, on December 7, 2007, the Managers sent a letter (the “December 7th Letter”) to Mr. Woods, with copies to each of other six members of the Board, identifying various failures of the Board of Directors and of the Company’s management and concluding that, under the current Board, the Company’s stockholders would best be served by the Company’s immediately hiring an investment banking firm and undertaking a process to explore its strategic alternatives, including, most likely, a sale of the Company. The Managers noted in the December 7th Letter their belief that there are a number of logical strategic buyers who could pay a significant premium to the market price of the Common Stock and that there would be operating cost savings available to an acquiror from eliminating the Company’s corporate expenses, optimizing the efficiency installation crews and rationalizing wet out and manufacturing facilities.

The December 7th Letter also noted that the Company currently is in the process of looking for its third Chief Executive Officer (“CEO”) in four years and that the recently departed CEO received a lucrative severance package despite having failed to create any sustainable value for the benefit of the Company’s stockholders. Accordingly, the Managers called on the Board to suspend its search for a yet another new CEO, because they believed that the hiring of a new CEO by the current Board would only compound the Company’s problems by adding unnecessary expenses and distracting from the process of exploring what they believed to be the best means to maximize value for the Company’s stockholders – an orderly sale of the Company at a premium, preferably for shares, to a larger, better managed company with proven water industry experience, significant field mobilization skills and a proven track record of success in making sales to the international governmental market.

By letter dated December 13, 2007, the Company confirmed receipt by Mr. Woods of the December 7th Letter and distribution of the letter to the other six members of the Board. The Company’s letter advised the Managers that the issues raised in the December 7th Letter would be discussed by the Board in January and that following such discussion the Company would respond to the concerns set forth in the December 7th Letter. On December 26, 2007, the Managers replied to the Company, reiterating their demand that the Company immediately and actively pursue strategic alternatives, including the possibility of a sale, and immediately end its search for a permanent CEO.

The Managers awaited the Company’s promised detailed response to the December 7th Letter but such response never came. Based on discussions with the Company, the Managers anticipated that the January meeting of the Board referenced in the Company’s response to the December 7th letter was to be held on January 18, and that the concerns and issues the Managers raised in the December 7th Letter would be discussed by the Board at that meeting. After January 18, the Managers made several attempts to contact the Company. Receiving no response, on January 24, 2008, the Stockholder submitted to the Company a notice (the “Stockholder Notice”) pursuant to the Company’s By-laws for the purpose of permitting the Stockholder to present the Board Size Proposal and to nominate the Stockholder Nominees at the Annual Meeting.

On January 29, 2008, the Company issued a press release acknowledging that it had received the Stockholder Notice and stating that the Board would review the proposals in light of the best interests of all of the stockholders of the Company. Also on January 29,

2008, the Stockholder submitted to the Company a demand for inspection of the list of the stockholders of the Company pursuant to Section 220 of the General Corporation Law of the State of Delaware (the “Stocklist Request”). On February 2, 2008, the Company acknowledged receipt of the Stocklist Request and agreed to provide an opportunity for the Stockholder and its representatives to examine the list of stockholders of the Company.

On February 6, 2008, the Company sent a letter to the Stockholder requesting that the Corporate Governance and Nominating Committee of the Board be permitted to conduct in-person interviews with each of the Stockholder Nominees. The Managers responded to this request by letter dated February 8, 2008, stating that while they appreciated the opportunity for the Stockholder Nominees to meet with the Governance and Nominating Committee of the Board, they would nonetheless respectfully decline the invitation because they strongly believed that the relative merits of the Stockholder Nominees would be better evaluated by the Company’s stockholders than by the very directors the Stockholder Nominees were seeking to replace. The Managers’ letter instead offered to meet with the Board at a mutually convenient time to discuss the Company’s business plan, its strategic alternatives and its future, but received no response.

Finally, in response to a call by the Managers to Mr. Woods, on February 15, 2008, the Company sent a letter to the Managers stating the Company’s belief that immediately pursuing strategic alternatives may be one way, but not necessarily the only or best way, to maximize stockholder value. The Company also stated that the Board was prepared to meet with the Managers to share the Board’s views and discuss the future of the Company.

On February 28, Mr. Diserio met with three of the Company’s independent directors and the Company’s general counsel to discuss the Stockholder Nominees’ and the Managers’ concerns about the Company. At that meeting and in subsequent discussions between counsel, the Company requested meetings with some or all of the other Stockholder Nominees, apparently with a view to possibly inviting one of them to join management’s slate of nominees.

On March 12, 2008, the Managers released an open letter to the Company’s stockholders noting that the Company’s suggestion that some or all of the Stockholder Nominees audition for what is likely to be a single Board seat is “too little, too late” and that what the Board really needs is “a new majority, not just one new member.” The letter expressed opposition to the incumbent Board’s delay of the Annual Meeting, and its announced plan to hire its fourth CEO in less than five years before the annual meeting takes place. The March 12 letter further explained the Managers’ views on the Company’s immediate future:

With the current board in place, Insituform should consider its strategic alternatives, with the most likely outcome a sale of the company. … Given our lack of confidence in the current Board, we believe that now is not the time to hire a new “permanent” CEO, whose severance in a sale of the company would be an unwelcome cost that in all likelihood will be borne by Insituform’s stockholders.

On the other hand, if our five nominees are elected, they will support an independent turnaround strategy should a strategic review of available alternatives demonstrate that this is the best way to maximize value for stockholders. At that point and only that point – if it becomes clear that the company should not be sold – would the new board begin a search for and hire a new, permanent CEO capable of executing a turnaround strategy.

REASONS FOR THIS SOLICITATION

Over the past five years, the Common Stock has performed extraordinarily poorly, both in absolute terms and in relation to the three indices the Company itself uses for comparison – the S&P 500 and two peer groups handpicked by the Company. The peer group chosen by the Company until this year (the “Old Peer Group”) consisted of INEI Corporation (formerly known as Insituform East, Incorporated), Michael Baker Corporation, Granite Construction, Inc., Fluor Corporation, Jacobs Engineering Group, Inc. and Foster Wheeler Corporation. In its 2007 Annual Report on Form 10-K, the Company picked a new peer group (the “New Peer Group”) consisting of Michael Baker Corporation, Layne Christensen Company, Chicago Bridge & Iron Company N.V., Granite Construction, Inc., Perini Corporation, Vectren Corporation, MasTec, Inc., ENGlobal Corporation, Sterling Construction Company, Inc., Quanta Services, Inc., Foster Wheeler, Ltd., Dycom Industries, Inc., American States Water Company, Preformed Line Products Company and Kennametal, Inc.

In the five years ended December 31, 2007, the Company’s total return was a negative 13.2% (a cumulative annual decrease of 2.5%), while the total return of the S&P 500 was a positive 66.9% (a cumulative annual increase of 10.8%) and the Old Peer Group showed a positive total return of 491.74% (a cumulative annual increase of 42.7%). Even the recently-selected new Peer Group showed a positive total return of 323.99% (a cumulative annual increase of 33.5%). According to the Company, $100 invested in the Common Stock on December 31, 2002, would have been worth just $86.80 five years later. In comparison, $100 invested on that date in the S&P 500, the Old Peer Group or the New Peer Group would today be worth $182.81, $591.74 and $423.99, respectively. Here are the data as presented by the Company:

The graph and chart below assume that $100 was invested in the Company’s common stock and each index on December 31, 2002 and that all dividends were reinvested.

Comparison of Five-Year Cumulative Return

	[2002		2003	2004	2005	2006	2007
Insituform Technologies, Inc.	$100.00		$96.77	$132.96	$113.61	$151.68	$86.80
S&P 500 Index	100.00		128.68	142.67	149.65	173.28	182.81
Old Peer Group Index	100.00		141.42	171.00	243.22	293.15	591.74
New Peer Group Index	100.00	]	153.36	180.90	213.40	261.63	423.99

The Company’s market underperformance reflects not only stagnating growth and poor operating results, but also a number of fundamental problems that reflect badly on the Board. Four of the Company’s current six directors have continuously served on the Board over this five-year period, and the average tenure on the Board of all six current directors is ten years. During or shortly prior to this five-year period, the Company’s stockholders have witnessed:

•

Abysmal 2007 Operating Results. In 2007, a year the interim CEO described as being “plagued” by execution problems, Company profits plunged 90% to a mere $2.5 million, down from $24.7 million the year before. The Company’s earnings release admitted that “no one at this company is happy with the modest profit we have reported.” The Company’s shareholders are unhappy as well.

•

Multiple Changes in CEO and Strategic Direction. The Company is still searching for its fourth CEO in less than five years. The Company’s current (interim) CEO, Alfred L. Woods, took over in August 2007, when CEO Thomas Rooney resigned under fire because he and the Board “disagreed on a number of stylistic and strategic issues regarding the [C]ompany’s growth objectives.” Mr. Rooney, in turn, had replaced Anthony W. (Tony) Hooper in July 2003, a few short months after Mr. Rooney arrived at the Company “to provide a fresh look at how to run the business.” According to the Company, Mr. Hooper’s resignation as CEO “afforded the Board of Directors an opportunity for a change in the Company’s strategic direction, as well as leadership.”

We should note that the CEO spot is not the only high level executive position the Board has left vacant in recent memory. Until August 2007, the Company’s CFO position remained vacant for 19 months.

•	Stagnating Growth and an Uncertain Response. As Mr. Woods publicly stated on August 15, 2007, in explaining Mr. Rooney’s departure,

“[Y]ou also know that our business growth has stagnated. … Through many discussions in recent months, our [B]oard has been unable to agree with Tom’s plan to restore growth to our business, and when a board cannot come together and support the CEO’s business plan, changes must be made. … So now the question becomes, what do we do to get back on a growth track and do it sooner rather than later? I am not ready today to give you a comprehensive list of steps we plan to take. This is what our management team needs to work through. And it is a subject upon which our new CEO ultimately will have some say.”

That was more than seven months ago—a long time not to have hired the CEO who will “have a say” on, and will be charged with executing, a plan to rescue the Company from stagnation. At this late date – more than seven months after the last “permanent” CEO resigned under fire – we believe that the Board has missed its window of opportunity for hiring a new CEO whose compensation package will only burden the Company as it explores its strategic alternatives, as we propose.

•

A Track Record of Ill-advised Acquisitions, Yet More Acquisitions Promised. Even the Company concedes that if acquisitions of Kinsel Industries, Inc. (February 2001) and Elmore Pipe Jacking, Inc. (May 2002) were failures:

o

Kinsel, a pipebursting business, was, by the Company’s own account, a “significant drain” on 2003 earnings and had to be scaled back and folded into the Company’s existing pipe rehabilitation business in 2004. As recently as last October, Mr. Woods candidly remarked: “I know that we have painful reflections of Kinsel. I was around during that period.”

o

By 2004, the Company realized that the acquisition of Elmore, a tunneling business, had serious problems, but promised stockholders a “fresh start” with a “proven management team.” Following the failure of that fresh start and the discontinuation of the tunneling business, Mr. Woods commented last October on the Elmore acquisition: “I was around during that period. I, regrettably, would say, that I did not cast the dissenting vote at the time based on the information that was presented.”

Given this history, we’re more than a little concerned about this Board’s plans, announced by Mr. Woods on August 15, 2007 while discussing Mr. Rooney’s departure, to undertake “an acquisition strategy.” As of March 5, 2008, the Company had “nothing to report” regarding acquisitions, but we remain concerned that the Company will pursue its stated program, which includes acquisitions, without seriously exploring a sale of the Company as an alternative.

We hold the current Board of Directors responsible for the Company’s admittedly poor performance and believe that any improvement must begin with a substantial changeover on the Board itself. If elected, the Stockholder Nominees have pledged to undertake a comprehensive strategic review of the Company’s global operations to determine whether stockholders will be better served through a continuation of the Company as a independent enterprise or through the pursuit of another strategic alternative, including a possible sale. We have told the Company that we believe the only way the current board is likely to maximize value for stockholders, given its track record, is by selling the Company in a disciplined, well-managed process. If the Stockholder Nominees are elected to the Board, however, we believe that a broader range of strategic alternatives – including fixing the Company rather than selling it – can and should be considered. If elected, our nominees will support an independent turnaround strategy should a strategic review of available alternatives demonstrate that this is the best way to maximize value for stockholders. At that point and only at that point – if it becomes clear that the Company should not be sold – would the new board begin a search for and hire a new, permanent CEO capable of executing a turnaround strategy.

We believe that our nominees – Senator Alfonse M. D’Amato, Disque D. Deane Jr, Matthew J. Diserio, Richard Onses and Nickolas W. Vande Steeg – offer a wealth of relevant experience to the Board. Our slate includes significant shareholders experienced in water industry operations and finance, a distinguished political leader with a deep understanding of government spending programs, and an internationally recognized former Fortune 500 CEO with personal experience in implementing “lean” business practices in a large global enterprise.

The Stockholder Nominees do not anticipate that they will have any conflicts of interest with respect to the Company, if elected, and recognize their fiduciary duty obligations to all stockholders. None of the Stockholder Nominees has any contract, arrangement or understanding with the Company, and no other direct financial interest concerning the Company, other than through the beneficial ownership of stock of the Company by the Soliciting Persons and the Stockholder Nominees disclosed in this Proxy Statement.

THE SOLICITING PERSONS RECOMMEND A VOTE FOR THE ELECTION OF THE STOCKHOLDER NOMINEES.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal No. 1 – Amendment of the By-laws to Fix the Number of Directors at Six

Pursuant to Article XII of the By-laws, the Soliciting Persons propose to amend the first paragraph of Section 3.02 of Article III of the By-laws to set the size of the Board of Directors at six. The Board Size Proposal provides for the adoption of the following resolution:

RESOLVED, that the first paragraph of Section 3.02 of Article III of the By-laws of the Company be amended and restated as follows:

“The Board shall consist of six (6) directors. The exact number of directors within the minimum and maximum limitations specified in the Restated Certificate of Incorporation of the Corporation may be changed by amendment of these By-laws, either by the shareholders or the Board, in accordance with Article XII of these By-laws”

Currently, the Board’s size is set at seven directors. The purpose of the Board Size Proposal is to amend the by-laws to reduce the size of the Board effective at the Annual Meeting so that only six directors of the Company will be elected at the Annual Meeting. The Board Size Proposal will not affect the Board’s existing power to amend the By-laws to increase or reduce the size of the Board within the limits set by the Company’s Certificate of Incorporation.

A reduction of the size of the Board to six directors will allow the Stockholder Nominees, if elected, to constitute five of the six directors of the Company. If all five Stockholder Nominees are elected to the Board and the Board is reduced to six members, the nominee of the current Board who receives the greatest number of affirmative votes will also be elected to the Board.

Proposal No. 2 – Election of The Stockholder Nominees as Directors of the Company

The Company’s Board of Directors currently consists of seven directors. Directors hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualified, unless prior to that time they have resigned, retired or otherwise left office. On January 24, 2008, the Stockholder gave notice to the Company of its intention to nominate the Stockholder Nominees to serve as directors of the Company.

We are seeking your proxy for the election to the Board of Directors of five individuals – Senator Alfonse M. D’Amato, Mr. Disque D. Deane Jr., Mr. Matthew J. Diserio, Mr. Richard Onses and Mr. Nickolas W. Vande Steeg.

Each of the Stockholder Nominees has consented to being named as a nominee in this Proxy Statement. The Soliciting Persons do not expect that any of the Stockholder Nominees will be unable to stand for election, but in the event that a vacancy in the slate of Stockholder Nominees should occur unexpectedly, the shares of Common Stock represented by the BLUE proxy card will be voted for a substitute candidate selected by the Managers. If the Soliciting Persons determine to add nominees, whether because the Company expands the size of the Board of Directors subsequent to the date of this Proxy Statement or for any other reason, the Soliciting Persons will supplement this Proxy Statement. If, however, the Company does not leave reasonable time before the Stockholder Meeting to supplement this Proxy Statement, the Soliciting Persons reserve the right to nominate additional nominees and to use the discretionary authority granted by the proxies it is soliciting to vote for such additional nominees or to seek judicial relief.

Biographical Information Regarding the Stockholder Nominees

The following information concerning age, principal occupation and business experience during the last five years, and current directorships has been furnished to the Soliciting Persons by the Stockholder Nominees, each of whom has consented to serve on the Board of Directors if elected. For information regarding the nominees designated by the Company, please refer to the Company’s definitive proxy statement, [which we expect will be filed with the SEC prior to the Stockholder Meeting].

Alfonse M. D’Amato, age 70, has been the Managing Director of Park Strategies LLC, a prominent public policy and business development firm that provides strategic advice and consulting services to a wide array of municipal and private sector clients throughout the United States and internationally, since January 1999. Senator D’Amato was a United States Senator from January 1981 until January 1999. During his tenure in the Senate, he served as Chairman of the Senate Committee on Banking, Housing and Urban Affairs, and Chairman of the Commission on Security and Cooperation in Europe. Senator D’Amato has been a member of the board of directors of CA, Inc., one of the world’s largest independent providers of information technology management software, since 1999. He has also served on the board of directors of Signature Bank since July 2005 and serves on Signature Bank’s compensation committee. Senator D’Amato is an investor in the Stockholder and is a citizen of the United States of America.

Disque D. Deane Jr., age 48, has been the Chief Investment Officer and Co-Portfolio Manager of Water Asset Management LLC (“Water Asset Management”), the investment manager of the Stockholder, since 2006. Water Asset Management is the adviser to a group of funds that invest exclusively in companies that source, store, transport, treat, meter and distribute water. Prior to serving as the Chief Investment Officer of Water Asset Management, Mr. Deane served as the Chairman of Water Property Investors LLC in 2005 and the President of Layne Water Development and Storage, LLC from 2003 through 2004. He is a citizen of the United States of America.

Matthew J. Diserio, age 48, has been the President and Co-Portfolio Manager of Water Asset Management since 2005, the investment manager of the Stockholder. Water Asset Management is the adviser to a group of funds that invest exclusively in companies that source, store, transport, treat, meter and distribute water. Prior to serving as the President of Water Asset Management, Mr. Diserio served as the Managing Member of Diserio Capital Management from 1996 to 2004. Mr. Diserio has more than 25 years of experience in securities analysis and investment fund management. He is a citizen of the United States of America.

Richard Onses, age 45, has been the President of Triason Systems SL, a consulting firm specializing in utilities and infrastructure projects, headquartered in Barcelona, Spain since 2004. Mr. Onses served as the Business Development Manager of the Agbar Group, a holding company dedicated to investments in water-related enterprises, from 2001 through 2004. Mr. Onses is an investor in the Stockholder and serves as a member of the advisory board of Water Asset Management. Mr. Onses is also a consultant to Water Asset Management and is compensated by Water Asset Management for services provided in connection with identifying and researching potential investment opportunities in the water industry in Europe. Mr. Onses is a citizen of the Republic of France.

Nickolas W. Vande Steeg, age 65, served as President of Parker-Hannifin Corp., a leading worldwide full-line diversified manufacturer of motion control products, including fluid power, fluid purification and fluid control products from October 27, 2004 until December 31, 2006 and served as its Chief Operating Officer from October 1, 2003 until December 31, 2006. Mr. Vande Steeg was employed with Parker Hannifin Corporation in a variety of different roles since 1971 and held various executive and operating management positions. Mr. Vande Steeg began his career at John Deere Corporation serving as an Industrial Engineer and Industrial Relations Manager from 1965 to 1970. He has been Director of Trimble Navigation Ltd. since July 2003 and Westinghouse Air Brake Technologies Corp. since February 23, 2007. He served as Director of Parker-Hannifin Corp. from August 13, 2004 until December 31, 2006, and currently serves on the board of trustees of Azusa Pacific University. He received his B.S. in Industrial Engineering from the University of California, Irvine in 1968, and an M.B.A. from Pepperdine University in Malibu, California in 1985. Mr. Vande Steeg is a citizen of the United States of America.

If elected, each Nominee would receive such directors’ fees as may be payable by the Company in accordance with its practice at the time. Except as described below, there are no understandings or arrangements between the Soliciting Persons and any Nominee relating to the matters contemplated by this Proxy Statement. Water Asset Management intends to enter into agreements with each of the Stockholder Nominees pursuant to which Water Asset Management and the Stockholder will indemnify and hold harmless each such Nominee from any and all damages, judgments, settlements, losses, fees, costs and expenses incurred by such Nominee resulting from any claim, action or demand that arises out of or in any way relates to certain actions, including running for election to the Board or serving on the Board, to the extent not otherwise indemnified by the Company or any other source of Company-related indemnification or insurance. This indemnification will only apply, however, so long as the action or failure to act by such Nominee does not constitute fraud, bad faith, willful misconduct or gross negligence as found by a court of competent jurisdiction.

Additional information concerning the Stockholder Nominees is set forth in Appendix A to this Proxy Statement.

Proposal No. 3 – Ratification of The Appointment of Independent Auditors

[According to the Company’s definitive proxy statement the Company is soliciting proxies for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2008. Please refer to the Company’s definitive proxy statement for a detailed discussion of this proposal, including various arguments in favor of and against such proposal.] We urge you to vote on the BLUE proxy card FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2008. If you do not indicate any voting instruction, we will vote the BLUE proxy card FOR this proposal.

INFORMATION ABOUT THE SOLICITING PERSONS

Water Asset Management LLC is a limited liability company organized under the laws of the State of Delaware, and its principal business is to serve as investment manager or adviser to the Stockholder and a number of other hedge funds and managed accounts and to control the investing and trading in securities of the Stockholder and such other funds and accounts. Water Investments Advisors (Cayman), Ltd. is an exempted company organized under the laws of the Cayman Islands, and its principal business is to serve as the general partner of the Stockholder. TRF Master Fund (Cayman) LP is a limited partnership organized under the laws of the Cayman Islands, and its principal business is invest and trade in securities. Matthew J. Diserio is the President of Water Asset Management and controls its business activities. Disque D. Deane Jr. is the Chief Investment Officer of Water Asset Management and controls its investing activities.

The address of the principal business and principal office of TRF Master Fund (Cayman), LP is c/o Turner and Roulstone Management Ltd., PO Box 2636, Strathvale House, 90 North Church Street, Grand Cayman KY1-1102, Cayman Islands. The address of the principal business and principal office of the other Soliciting Persons is 25 Park Avenue, 27th Floor, New York, NY 10022.

The Company reported in its Annual Report on Form 10-K for the year ended December 31, 2007 that, as of March 1, 2008, the Company’s outstanding voting securities consisted of 27,470,623 shares of Common Stock.

The Soliciting Persons beneficially own 1,466,008 shares of Common Stock, representing approximately 5.3% of the shares of Common Stock reported to be outstanding as of March 1, 2008.

Additional information concerning transactions in securities of the Company effected during the past two years by the Soliciting Persons and the Stockholder Nominees is set forth in Appendix B to this Proxy Statement.

SOLICITATION; EXPENSES

Proxies may be solicited by mail, advertisement, telephone, facsimile, telegraph and personal solicitation by the Managers and by the Stockholder Nominees. No additional compensation will be paid to the Managers or to the Stockholder Nominees for the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the Soliciting Persons’ solicitation materials to their customers for whom they hold shares, and the Stockholder will reimburse them for their reasonable out-of-pocket expenses.

The Stockholder has retained MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies and for related services. In connection with its retention of the Soliciting Agent, the Stockholder has agreed to pay MacKenzie a retainer of $25,000 plus a fee to be mutually agreed to between the Stockholder and MacKenzie, which fee will be paid upon completion of the engagement. In addition, the Stockholder has agreed that it will reimburse MacKenzie for its reasonable out-of-pocket expenses and indemnify it in respect of certain claims in connection with its retention. The Soliciting Persons expect that approximately 25 persons will be used by MacKenzie in its solicitation efforts.

The entire expense of preparing, assembling, printing and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be borne by the Stockholder.

The Soliciting Persons estimate that the total expenditures relating to this proxy solicitation incurred by the Soliciting Persons will be approximately $[    ] approximately $[    ] of which has been incurred to date. The Stockholder intends to seek reimbursement from the Company for those expenses incurred by the Stockholder if the Stockholder Nominees are elected to the Board of Directors. The Soliciting Persons do not intend to propose to the Board of Directors that the question of such reimbursement be put to a vote of the Company’s stockholders.

VOTING AND PROXY PROCEDURES

The Soliciting Persons believe that it is in the best interest of the Company’s stockholders to adopt the Board Size Proposal and to elect the Stockholder Nominees at the Annual Meeting because the Stockholder Nominees are committed to actively exploring strategic alternatives for the Company, including a sale of the Company or any other alternative that might provide greater shareholder value than a sale. There can be no assurance that the election of the Stockholder Nominees or a sale of the Company will maximize shareholder value. THE SOLICITING PERSONS RECOMMEND A VOTE FOR THE ADOPTION OF THE BOARD SIZE PROPOSAL AND FOR THE ELECTION OF THE NOMINEES BECAUSE THE SOLICITING PERSONS BELIEVE THAT THE NOMINEES WOULD CONTRIBUTE TO THE CREATION OF SHAREHOLDER VALUE.

How do I vote by proxy?

For the proxy solicited hereby to be voted, the BLUE proxy card to be supplied by the Soliciting Persons must be signed, dated and returned to the Stockholder Nominees, c/o MacKenzie in the enclosed envelope in time to be voted at the Annual Meeting. If you wish to vote for the Stockholder Nominees, you must submit the BLUE proxy card supplied by the Soliciting Persons and must NOT submit the Company’s proxy card.

What if I am not the record holder of my shares?

If your shares are held in the name of a brokerage firm, bank or nominee, only that entity can vote such shares and only upon receipt of your specific instruction. Accordingly, we urge you to contact the person responsible for your account and instruct that person to execute on your behalf the BLUE proxy card.

If I plan to attend the Annual Meeting, should I still submit a BLUE proxy?

Whether or not you plan to attend the Annual Meeting, we urge you to submit a BLUE proxy. Returning the enclosed proxy card will not affect your right to attend and vote at the Annual Meeting.

What if I want to revoke my proxy?

Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (i) submitting a duly executed proxy bearing a later date to the Secretary of the Company, (ii) filing with the Secretary of the Company a later dated written revocation or (iii) attending and voting at the Annual Meeting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

What should I do if I receive a proxy card solicited by the Company?

If you submit a proxy to us by signing and returning the enclosed BLUE proxy card, do not sign or return the proxy card solicited by the Company or follow any voting instructions provided by the Company unless you intend to change your vote, because only your latest dated proxy will be counted.

If you have already sent a proxy card to the Company, you may revoke it and provide your support to the Stockholder Nominees by signing, dating and returning the enclosed BLUE proxy card.

Who can vote?

Only holders of record of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. If you are a stockholder of record on the Record Date, you will retain the voting, rights in connection with the Annual Meeting even if you sell such shares after the Record Date. Accordingly, it is important that you vote the shares of Common Stock held by you on the Record Date, or grant a proxy to vote such shares on the BLUE proxy card, even if you sell such shares after such date.

What is the required quorum?

According to the By-laws, the holders of a majority of shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum.

What vote is required to elect the Stockholder Nominees?

According to the By-laws, directors are elected by a plurality vote. That means that either the six nominees who receive the most votes (if the Board Size Proposal is approved) or the seven nominees who receive the most votes (if the Board Size Proposal is not approved) will be elected at the Annual Meeting. A majority vote is not required.

How will my shares be voted?

Shares of Common Stock represented by a valid, unrevoked BLUE proxy card will be voted in accordance with the recommendations made in this Proxy Statement. Except for the proposals set forth in this Proxy Statement, the Soliciting Persons are not aware of any other matter to be considered at the Annual Meeting. However, if the Soliciting Persons learn of any other proposals made at a reasonable time before the Annual Meeting, the Soliciting Persons will either supplement this Proxy Statement and provide an opportunity to stockholders to vote by proxy directly on such matter or will not exercise discretionary authority with respect thereto. If other proposals are made thereafter, the persons named as proxies on the BLUE proxy card to be supplied by the Soliciting Persons will vote proxies solicited hereby in their discretion.

INFORMATION ABOUT THE COMPANY

Based upon documents publicly filed by the Company, the mailing address of the principal executive offices of the Company is 17988 Edison Avenue, Chesterfield, Missouri, 63005.

Appendix C to this Proxy Statement sets forth information obtained from the Company’s public filings related to the beneficial ownership of shares of Common Stock.

Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although the Soliciting Persons do not have any knowledge indicating that any statement contained herein is untrue, we do not take any responsibility, except to the extent imposed by law, for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on behalf of the Soliciting Persons, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information.

OTHER MATTERS

Except for the proposals set forth in this Proxy Statement, the Soliciting Persons are not aware of any other matter to be considered at the Annual Meeting. However, if the Soliciting Persons learn of any other proposals made at a reasonable time before the Annual Meeting, the Soliciting Persons will either supplement this Proxy Statement and provide an opportunity to stockholders to vote by proxy directly on such matter or will not exercise discretionary authority with respect thereto. If other proposals are made thereafter, the persons named as proxies on the BLUE proxy card to be supplied by the Soliciting Persons will vote proxies solicited hereby in their discretion.

Water Asset Management LLC

Water Investment Advisors (Cayman), Ltd.

TRF Master Fund (Cayman) LP

Matthew J. Diserio

Disque D. Deane Jr.

April             , 2008

Appendix A

INFORMATION CONCERNING PARTICIPANTS IN THE PROXY SOLICITATION

Set forth below is (i) the name and business address of each of the Soliciting Persons and the Stockholder Nominees and (ii) the number of shares of Common Stock owned beneficially (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by each of the Soliciting Persons and the Stockholder Nominees as of March __, 2008. Mr. Diserio, Mr. Deane, Water Asset Management LLC and Water Investment Advisors (Cayman), Ltd. own their shares of Common Stock indirectly pursuant to the arrangements described in the Proxy Statement; the Stockholder owns its shares directly. As of the date hereof, none of the Soliciting Persons or Stockholder Nominees owns shares of any class of stock of the Company other than Common Stock.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially and Nature of Beneficial Ownership (Percent of Class)
Mr. Matthew J. Diserio 425 Park Avenue New York, NY 10022	1,466,008 (5.3%) (1)(2)

Mr. Disque D. Deane Jr. 425 Park Avenue New York, NY 10022	1,466,008 (5.3%) (1)(3)

Water Asset Management LLC 425 Park Avenue New York, NY 10022	1,466,008 (5.3%) (1)(4)

TRF Master Fund (Cayman) LP c/o Turner and Roulstone Management Ltd. PO Box 2636, Strathvale House 90 North Church Street Grand Cayman KY1-1102 Cayman Islands	1,466,008 (5.3%) (1)

Water Investment Advisors (Cayman), Ltd. c/o Turner and Roulstone Management Ltd. PO Box 2636, Strathvale House 90 North Church Street Grand Cayman KY1-1102 Cayman Islands	1,466,008 (5.3%) (1)(5)

Alfonse M. D’Amato 101 Park Avenue, Suite 2506 New York, NY 10178	-0- (0%)

Richard Onses Francesc Carbonell 50,2,2 08034 Barcelona Spain	-0- (0%)

Nickolas W. Vande Steeg 1500 East Ocean Boulevard, Number 307 Long Beach, CA 90802	-0- (0%)

A-1

(1)

The percentages were calculated on the basis that 27,470,623 shares of Common Stock were outstanding as of March 1, 2008, as represented by the Company in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Commission on March 10, 2008.

(2)

Mr. Diserio is the President of Water Asset Management LLC and controls Water Asset Management LLC’s business activities. Water Asset Management LLC is the investment manager or advisor to the Stockholder. As such, Mr. Diserio may be deemed the beneficial owner of the shares held for the account of the Stockholder.

(3)

Mr. Deane is the Chief Investment Officer of Water Asset Management LLC and controls Water Asset Management LLC’s investment activities. Water Asset Management LLC is the investment manager or advisor to the Stockholder. As such, Mr. Deane may be deemed the beneficial owner of the shares held for the account of the Stockholder

(4)	Water Asset Management LLC is the investment manager of the Stockholder, and as such may be deemed the beneficial owner of the shares held for its account.

(5)	Water Investment Advisors (Cayman), Ltd. is the general partner of the Stockholder, and as such may be deemed the beneficial owner of the shares held for its account.

Other than as set forth in the accompanying Proxy Statement, in the Appendices hereto or filings of the Soliciting Persons pursuant to Section 13 of the Exchange Act, to the best knowledge of the Soliciting Persons, none of the Stockholder Nominees, nor any associate or affiliate of any Nominee, nor any of their respective family members is either a party to any transaction or series of transactions since the beginning of the Company’s last fiscal year or has knowledge of any currently proposed transaction or series of proposed transactions, (i) to which the Company or any of its affiliates was or is to be a party, (ii) in which the amount involved exceeds $120,000, and (iii) in which any Participant or any member of his or her immediate family has, or will have, a direct or indirect material interest.

None of the Soliciting Persons or Stockholder Nominees has any family relationship with any director or officer, or person nominated to become a director or officer, of the Company or any of its subsidiaries.

No Nominee has failed to file reports related to the Company that are required by Section 16(a) of the Exchange Act.

A-2

Appendix B

TRANSACTIONS IN SHARES OF INSITUFORM TECHNOLOGIES, INC.

The following table sets forth information with respect to all purchases and sales of securities of the Company by the Stockholder during the past two years. As of the date of this Notice, no other Participant has purchased or sold securities of the Company with such time period.

Transactions in Common Stock

Date	Shares Purchased
10/04/2007	25,000
10/05/2007	6,916
10/10/2007	30,000
10/25/2007	76,800
10/29/2007	86,377
10/30/2007	90,000
10/31/2007	59,300
11/01/2007	25,000
11/02/2007	46,100
11/05/2007	20,608
11/13/2007	41,000
11/14/2007	63,573
11/15/2007	50,000
11/16/2007	91,300
11/19/2007	99,700
11/20/2007	151,700
11/21/2007	140,576
11/23/2007	25,000
11/26/2007	65,879
11/27/2007	45,100
11/30/2007	39,250
12/31/2007	35,727
01/04/2008	2,649
01/07/2008	112,701
01/09/2008	9,146
01/11/2008	23,300
01/14/2008	100
01/15/2008	3206

Appendix C

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, to the knowledge of the Soliciting Persons based on a review of publicly available information filed with the SEC, each person (other than directors, whose beneficial ownership is in the table on the following page, and the Soliciting Persons, whose beneficial ownership is in the table in Appendix A) reported to own beneficially more than 5% of the outstanding Common Stock:

Name and Address of Beneficial Owner	Number of Shares of Common Stock of the Company Beneficially Owned	Percent of Common Stock of the Company(1)

Joint filing by: (2)	3,573,650	13.01%

T. Rowe Price Associates, Inc. T. Rowe Price Small-Cap Value Fund, Inc. T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202

Joint filing by: (3)	3,128,760	11.39%

Invesco Ltd. – Bermuda

Invesco Asset Management Limited - England

Invesco Asset Management Ireland Limited - Ireland

Invesco National Trust Company - US

PowerShares Capital Management LLC – US

    1360 Peachtree Street NE

    Atlanta, GA 30309

    United States

Joint filing by: (4)	2,976,723	10.84%

KBC Asset Management Ltd. Joshua Dawson House Dawson Street Dublin 2 Ireland KBC Group NV KBC Asset Management NV KBC Bank NV Havenlaan 2, 1080 Brussels Belgium

Pictet Asset Management SA(5)	2,012,300	7.33%
60 Route des Acacias Geneva 73 Switzerland Ch-12 11

Barrow, Hanley, Mewhinney & Strauss, Inc. (6)	1,878,600	6.84%
2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761

Joint filing by:(7)	1,437,779	5.23%

Barclays Global Investors, N.A.

Barclays Global Fund Advisors

    45 Fremont Street

    San Francisco, CA 94105

Barclays Global Investors, Ltd.

    1 Royal Mint Court

    London, England EC3N 4HH

Barclays Global Investors Japan Trust and     Banking Company Limited

Barclays Global Investors Japan Limited

    Ebisu Prime Square Tower 8th Floor

    1-1-39 Hiroo Shibuya-Ku

    Tokyo 150-0012 Japan

Barclays Global Investors Canada Limited

    Brookfield Place 161 Bay Street

    Suite 2500, PO Box 614

    Toronto, Ontario, Canada M5J2S1

Barclays Global Investors Australia Limited

    Level 43, Grosvenor Place

    225 George Street

    PO Box N43

    Sydney, Australia NSW 1220

Barclays Global Investors (Deutschland) AG

    Apianstrasse 6

    D-85774

    Unterfohring, Germany

(1)

The percentages were calculated on the basis that 27,470,623 shares of Common Stock were outstanding as of March 1, 2008, as represented by the Company in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Commission on March 10, 2008.

(2)

The information provided herein is based on a Schedule 13G/A filed jointly by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. with the Securities and Exchange Commission on February 13, 2008. T. Rowe Price Associates, Inc. has sole voting power with respect to 1,049,500 shares of common stock, sole dispositive power with respect to 3,573,650 shares of common stock and no shared voting or dispositive power. T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power with respect to 1,675,000 shares, no shared voting power and no sole or shared dispositive power. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment adviser. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of these securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of these securities.

(3)

The information provided herein is based on a Schedule 13G filed by Invesco, Ltd. with the Securities and Exchange Commission on February 9, 2008, on behalf of the following subsidiaries: PowerShares Capital Management LLC, Invesco Asset Management Limited, Invesco Asset Management Ireland Limited and Invesco National Trust Company (collectively, the “Subsidiaries”). The information in the Schedule 13G indicates that the Subsidiaries, each an investment adviser, beneficially own 3,128,760 shares and have sole voting and dispositive power with respect to these shares as follows: PowerShares Capital Management LLC, 2,782,110 shares; Invesco Asset Management Limited, 293,900 shares; Invesco Asset Management Ireland Limited, 48,000 shares; and Invesco National Trust Company, 4,750 shares. The Subsidiaries have no shared voting or dispositive power.

(4)

The information provided herein is based on a Schedule 13G filed jointly by KBC Asset Management Ltd., KBC Group NV, KBC Asset Management NV and KBC Bank NV (the “KBC Group”) with the Securities and Exchange Commission on August 28, 2007. The KBC Group has shared voting and dispositive power with respect to all 2,976,723 shares and no sole voting or dispositive power.

(5)

The information provided herein is based on a Schedule 13G/A filed by Pictet Asset Management SA with the Securities and Exchange Commission on January 11, 2008. The information in the Schedule 13G/A indicates that Pictet Asset Management SA, is the beneficial owner of 2,012,300 shares and has sole voting and dispositive power with respect to all of these shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Pictet Asset Management SA is deemed to be a beneficial owner of these securities; however, Pictet Asset Management SA expressly disclaims that it is, in fact, the beneficial owner of these securities, which are owned of record and beneficially by three non-U.S. investment funds that are managed by Pictet Asset Management SA.

(6)

The information provided herein is based on a Schedule 13G filed by Barrow, Hanley, Mewhinney & Strauss, Inc. with the Securities and Exchange Commission on February 13, 2008. The information in the Schedule 13G indicates that Barrow, Hanley, Mewhinney & Strauss, Inc., an investment adviser, is the beneficial owner of 1,878,600 shares and has sole voting power with respect to 844,500 of these shares, shared voting power with respect to 1,034,100 of these shares and sole dispositive power with respect to all 1,878,000 of these shares. The right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares is held by certain clients of Barrow, Hanley, Mewhinney & Strauss, Inc., none of which has such right or power with respect to five percent or more of these shares.

(7)

The information provided herein is based on a Schedule 13G filed by Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG with the Securities and Exchange Commission on February 5, 2008. The information in the Schedule 13G indicates that Barclays Global Investors (Deutchland) AG, an investment adviser, is the beneficial owner of 1,437,779 shares and has sole voting power with respect to 1,065,564 of these shares and sole dispositive power with respect to all 1,437,779 of these shares. The shares reported are held by Barclays Global Investors NA in trust accounts for the economic benefit of the beneficiaries of those accounts.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, to the knowledge of the Soliciting Persons based on a review of the Company’s [preliminary proxy statement filed with the SEC on March 21, 2008], information with respect to the beneficial ownership of shares of Common Stock by each of the Company’s directors and executive officers and all directors and executive officers as a group:

Name	Number of Shares of Common Stock of the Company Beneficially Owned(1)		Percent of Common Stock of the Company
Alexander J. Buehler	38,081	(2)	*
Stephen P. Cortinovis	68,825	(3)	*
Stephanie A. Cuskley	17,559	(4)	*
John P. Dubinsky	41,477	(5)	*
Juanita H. Hinshaw	40,825	(6)	*
David A. Martin	72,554	(7)	*
David F. Morris	73,523	(8)	*
Thomas S. Rooney, Jr	4,182	(9)	*
Thomas E. Vossman	86,785	(10)	*
Sheldon Weinig	56,825	(11)	*
Alfred L. Woods	102,416	(12)	*
Directors and executive officers as a group (11 persons)	614,314	(13)	2.24%

*	Less than 1%

(1)

Except as otherwise indicated, as of March 1, 2008, all shares are owned with sole voting and investment power. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. For the listed officers and directors, the number of shares beneficially owned includes shares of common stock that the individual had the right to acquire on or within 60 days after March 1, 2008, including through the exercise of stock options and in connection with deferred stock units. References to stock options in the footnotes to this table include only those options that are or will become exercisable within 60 days after March 1, 2008. A director would only receive shares of common stock in connection with deferred stock units within 60 days after March 1, 2008 if the director’s service on the Board terminated during that time period. Also included are restricted shares of common stock, over which the individual has voting power, but no investment power.

(2)

Represents options to purchase 13,125 shares of stock and 24,956 shares of restricted stock. Does not include the award of 3,622 restricted stock units on January 11, 2007, which units shall vest on January 11, 2010, provided employment continues through such date.

(3)	Represents 15,000 shares of common stock, options to purchase 37,500 shares of stock and 16,325 deferred stock units.

(4)	Represents 7,559 shares of common stock and 10,000 deferred stock units.

(5)	Represents 10,152 shares of common stock, options to purchase 15,000 shares of stock and 16,325 deferred stock units.

(6)	Represents 2,000 shares of common stock, options to purchase 22,500 shares of stock and 16,325 deferred stock units.

(7)

Represents 1,595 shares of common stock, options to purchase 47,780 shares of stock and 23,179 shares of restricted stock. Does not include the award of 1,500 restricted stock units on January 11, 2007 and 8,340 restricted stock units on August 23, 2007, all of which units shall vest on January 11, 2010, provided employment continues through such date.

(8)

Represents 10,000 shares of common stock, options to purchase 32,426 shares of stock and 31,097 shares of restricted stock. Does not include the award of 5,430 restricted stock units on January 11, 2007 and 2,661 restricted stock units on August 23, 2007, all of which units shall vest on January 11, 2010, provided employment continues through such date.

(9)	Mr. Rooney’s employment terminated on August 13, 2007; ownership represents 4,182 shares of common stock underlying deferred stock units that were distributed on March 1, 2008.

(10)

Represents options to purchase 45,225 shares of stock and 41,560 shares of restricted stock. Does not include the award of 9,510 restricted stock units on January 11, 2007, which units shall vest on January 11, 2010, provided employment continues through such date.

(11)	Represents 9,000 shares of common stock, options to purchase 31,500 shares of stock and 16,325 deferred stock units.

(12)	Represents 2,500 shares of common stock, options to purchase 37,500 shares of stock and 62,416 deferred stock units.

(13)	Includes options to purchase 286,364 shares of stock, 134,127 shares of restricted stock and 137,716 deferred stock units.

PRELIMINARY COPIES

INSITUFORM TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF WATER ASSET MANAGEMENT LLC, WATER

INVESTMENT ADVISORS (CAYMAN), LTD., TRF MASTER FUND (CAYMAN) LP, MATTHEW J.

DISERIO AND DISQUE D. DEANE JR.

The undersigned stockholder of Insituform Technologies, Inc. (the “Company”) hereby appoints Mr. Matthew J. Diserio and Mr. Disque D. Deane Jr., and each of them, with several powers of substitution, as proxies to cast all votes which the undersigned stockholder is entitled to cast at an Annual or Special Meeting of Stockholders (the “Stockholder Meeting”), and at any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF PROPOSAL 1, “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 2, “FOR” THE ADOPTION OF PROPOSAL 3 AND IN ACCORDANCE WITH THE DETERMINATION OF THE PROXY HOLDERS AS TO OTHER MATTERS. The undersigned stockholder hereby acknowledges receipt of the Soliciting Persons Proxy Statement.

The undersigned stockholder may revoke this proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of the Company or by attending the Stockholder Meeting.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Please mark an “X” in the appropriate box below.

We recommend that you vote FOR Proposal 1 below.
	For	Against	Abstain
1. Adoption of a Resolution amending the Company’s Amended and Restated By-laws to fix the number of directors at six.	☐	☐	☐

We recommend that you vote FOR Proposal 2 below.

2. Election of Directors	For	Withhold	For All Except
Senator Alfonse M. D’Amato	☐	☐	☐
Mr. Disque D. Deane Jr.	☐	☐	☐
Mr. Matthew J. Diserio	☐	☐	☐
Mr. Richard Onses	☐	☐	☐
Mr. Nickolas W. Vande Steeg	☐	☐	☐

We recommend that you vote FOR Proposal 3 below.
	For	Against	Abstain
3. Appointment of PricewaterhouseCoopers LLP as independent accountants for 2008	☐	☐	☐

If you do not wish your shares voted “For” a particular nominee, mark the “For All Except” box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

To transact such other business as may properly come before the meeting or any adjournment thereof.

The undersigned stockholder(s) authorize(s) the proxies to vote on the above matter as indicated and to vote, in their discretion, upon such other matters as may properly come before the Stockholder Meeting or any adjournments or postponements thereof.

Stockholder sign here	Co-owner sign here

	, 2008		, 2008
Dated		Dated